SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 20, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 25, 2008, the Registrant issued a press release announcing that on November 20, 2008 it was notified by the NASDAQ Stock Market (“NASDAQ”) that it is no longer in compliance with NASDAQ Marketplace Rule 4310(c)(14), due to its failure to file its Form 10-Q for the period ended September 30, 2008 (the “Periodic Report”). The NASDAQ staff requested that, on or before January 20, 2009, the Registrant submit its specific plan to regain compliance with all listing requirements. Following a review of this plan, the NASDAQ staff can grant the Registrant an exception, up to 180 calendar days from the due date of the Periodic Report, or until May 18, 2009, to regain compliance. If the NASDAQ staff determines that it is not appropriate to provide the Registrant with an exception, the NASDAQ staff will provide the Registrant with written notice that the Registrant’s securities will be delisted. At that time, the Registrant may appeal the decision to a NASDAQ Listing Qualifications Panel.

The Registrant’s press release dated November 25, 2008 with respect to the notification from NASDAQ described above is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press release dated November 25, 2008.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: November 25, 2008

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated November 25, 2008.